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                                                                    Exhibit j(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual Report to Shareholders of Credit Suisse Institutional Fund, Inc.-Small Cap Growth Portfolio, Credit Suisse Institutional Fund, Inc.-International Focus Portfolio and Credit Suisse Institutional Fund, Inc.-Large Cap Value Portfolio (constituting the Credit Suisse Institutional Fund, Inc.) which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Counsel" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Two Commerce Square
Philadelphia, Pennsylvania
February 11, 2002